UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2022

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, Maravai LifeSciences Holdings, Inc. (the “Company”) placed William “Trey” Martin, III, Chief Executive Officer, on a paid leave of absence following the issuance of a temporary restraining order by the Delaware Court of Chancery preventing him from working for the Company pending further order of the Court in a lawsuit filed against him by his previous employer alleging violation of a noncompetition agreement. The duration of Mr. Martin’s leave of absence has not yet been determined. During his leave of absence, Mr. Martin is not expected to perform any of the responsibilities of Chief Executive Officer of the Company. Mr. Martin will continue to receive the same compensation package, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022, during his leave of absence.

As a result of Mr. Martin’s leave of absence, the Board of Directors (the “Board”) of the Company has appointed Carl Hull, Executive Chairman of the Board, to serve as interim Chief Executive Officer to maintain continuity of the day-to-day operations and draw upon his extensive knowledge of the management of the Company due to his prior service as the Company’s Chief Executive Officer.

Mr. Hull, age 64, was appointed Executive Chairman of the Board, effective September 30, 2022, and prior to that, served on the Board and as Chief Executive Officer since co-founding Maravai LifeSciences in March 2014.

The appointment of Mr. Hull to serve as interim Chief Executive Officer was not made pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Hull and any of the Company’s directors or executive officers, and there are no transactions in which Mr. Hull has any direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 19, 2022, the Company issued a press release related to the foregoing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1*	Press Release dated October 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________

* Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: October 19, 2022	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer